Exhibit 99.1

Target Hospitality Secures Over $550 Million Multi-Year Contract with Top Five Hyperscaler Supporting a Data Center Development

THE WOODLANDS, Texas, April 1, 2026 (PRNewswire) - Target Hospitality Corp. ("Target Hospitality", "Target" or the "Company") (Nasdaq: TH), one of North America's largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced a multi-year lease and services agreement (“Data Center Hub Contract” or “Contract”) to construct and provide comprehensive facility and hospitality services to a top-five hyperscaler and their development of a data center campus in North Texas (“Data Center Hub” or the “Community”).

Target will construct and deliver full-turnkey support for the Data Center Hub, providing highly customized solutions and elevated hospitality service offerings. The purpose-built, all-inclusive Community will be designed to accommodate approximately 4,000 individuals. Construction will begin immediately, with first occupancy expected in the third quarter of 2026 and full completion of the Data Center Hub anticipated in the second quarter of 2027.

The Data Center Hub Contract is expected to provide over $550 million in committed minimum revenue over its initial term of approximately five years, through the first quarter of 2031. The Contract also includes two additional two-year extension options, enabling continuity of services through January 2035. In addition to the committed minimum revenue, the Contract provides potential variable revenue of approximately $20 million to $40 million annually, depending on customer occupancy once the Community is fully constructed.

Target will leverage a significant portion of its existing assets to construct the Data Center Hub, supplemented by new assets tailored to meet the customer’s specifications. This combined approach results in an expected net capital investment of approximately $115 to $125 million, with approximately 80% of this capital investment expected to be incurred in 2026.

“This contract underscores the strength of our Hyper/Scale platform and our unmatched ability to deliver large-scale, highly customized solutions for our customers. Target is now firmly positioned as a well-capitalized and trusted partner in the unprecedented capital investment cycle underway across AI infrastructure, critical minerals, and power generation development. The momentum we have established continues to strengthen our growth pipeline, including advanced discussions on additional potential opportunities supporting data center and related infrastructure development. We are at an inflection point, and we remain focused on sustaining this momentum to create long-term value,” stated Brad Archer, President and Chief Executive Officer.

The Data Center Hub Contract further validates Target’s vertically integrated operating model and its focus on expanding into high-growth end markets. Growth within Target’s Workforce Hospitality Solutions segment has meaningfully diversified the Company’s revenue mix and strengthened contract portfolio, enhancing revenue visibility, supporting consistent cash flows, and driving improved margin contributions - key elements of Target’s strategic growth initiatives. Reflecting the significance and expected full-year contributions of the Data Center Hub Contract, the Company is increasing its 2026 outlook to:

Full Year 2026 Financial Outlook:

•	Total revenue between $360 and $370 million

•	Adjusted EBITDA(1) between $70 and $80 million

•	Total Capital Expenditures between $220 and $240 million, excluding acquisitions

Total capital expenditures are focused on continued growth in the Company’s WHS segment, including approximately $130 to $140 million in net committed capital required to execute recently announced WHS contract awards and expansions, including the Data Center Hub.

As recent WHS contract awards come online and scale through 2026, along with the build-out and completion of the Data Center Hub by mid-2027, the Company expects revenue and adjusted EBITDA to build through 2026 and into 2027. Target’s expanding operational scale and strong unit economics are also anticipated to support margin improvement over this period. Together, these factors position the Company to achieve annualized revenue exceeding $500 million and annualized Adjusted EBITDA above $160 million by mid-2027. This projection assumes annual variable revenue from the Data Center Hub Contract reaches the midpoint of its potential range, above the committed minimum.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South, Workforce Hospitality Solutions and Government segments; our ability to execute, expand, and manage WHS projects supporting critical mineral development, power generation, and data center infrastructure projects; our ability to achieve margin improvement through the effective servicing of the new contracts we entered into during 2025 effective management, utilization and performance of our communities (including workforce hubs); natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions, including natural resources, critical minerals, and data center/AI infrastructure; changes in customer capital spending, project schedules, or end-user demand that may result in delays, non-renewals, or cancellations of contracts, including the contract that is terminable for convenience in the Government segment; our reliance on third party manufacturers, suppliers and service providers; our ability to attract and retain key personnel and maintain workforce availability for specialized hospitality and construction operations; increases in raw material, food, labor or other operating costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance coverage; unanticipated changes in our tax obligations; our obligations under various laws and regulations, including those applicable to government contracts; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global, national or local economic and political developments, including any changes in policy under the current or any future U.S. presidential administrations; federal government budgeting and appropriations; our ability to manage credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; cybersecurity threats, incidents, or failures of our management information systems; and risks related to our liquidity, access to capital markets, and obligations under existing or future debt agreements, including compliance with financial covenants. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains the forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures are unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provides useful information for the reasons noted below.

Definitions:

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

•	Other expense (income), net: Other expense (income), net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment and leased assets, community pre-opening costs, and other immaterial expenses and non-cash items.

•	Transaction expenses: Target Hospitality incurred legal, advisory fees, and other costs associated with certain transactions during 2024, including costs related to the evaluation of the offer from Arrow Holdings S.a.r.l. (“Arrow”), an affiliate of TDR, to acquire all of the outstanding common stock of the Company not owned by Arrow (the “Arrow Proposal”). During 2025, such transaction costs primarily related to legal, advisory and audit-related fees associated with debt related transaction activity associated with the 2025 Senior Secured Notes that were fully redeemed on March 25, 2025, and, to a lesser extent, other business development project related transaction activity, including transaction bonus amounts related to certain new contract wins, and remaining costs associated with the Arrow Proposal.

•	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

•	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.

•	Other adjustments: System implementation costs, including non-cash amortization of capitalized system implementation costs, claim settlements, business development, accounting standard implementation costs, and certain severance costs.

Utility and Purposes:

EBITDA reflects Net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality. In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

EBITDA and Adjusted EBITDA is not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Gross profit, Net income (loss), or other performance measures derived in accordance with GAAP, or as alternatives to Cash flow from operating activities as measures of Target Hospitality’s liquidity. EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, the measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believes that EBITDA and Adjusted EBITDA provide useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, lenders, investors and other interested parties as a common performance measure and to compare results across companies in Target Hospitality’s industry.

Investor Contact

Mark Schuck
(832) 702 – 8009
ir@targethospitality.com